As filed with the Securities and Exchange Commission on April 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADOMANI, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0774222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1215 Graphite Drive

Corona, California 92881

(949) 200-4613

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Michael K. Menerey

Chief Financial Officer

1215 Graphite Drive

Corona, California 92881

(951) 407-9860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Security(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common Stock, par value $0.00001 per share	73,237,505	$0.378	$27,683,777	$3,021

(1)

The Registrant is hereby registering for resale: (a) 11,500,000 shares of its outstanding common stock and up to 8,625,001 additional shares of the common stock of the Registrant issuable upon the exercise of warrants, in each case, that were issued to the selling stockholders on December 29, 2020 pursuant to the terms of that certain Securities Purchase Agreement, dated as of December 24, 2020 (the “Purchase Agreement”) by and among the Registrant and the selling stockholders in connection with the initial closing of a private placement (the “Financing”); and (b) up to 38,333,334 additional shares of the common stock of the Registrant and up 19,166,670 additional shares of the common stock of the Registrant issuable upon the exercise of warrants, in each case, that may be issued to the selling stockholders at a second closing of the Financing pursuant to the terms of the Purchase Agreement.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock as reported on the OTCQB on April 16, 2021.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 19, 2021

PROSPECTUS

73,237,505 Shares of Common Stock

This prospectus relates to the possible resale from time to time of up to 73,237,505 shares of our common stock, par value $0.00001 per share, which are held by, or may be issued to, the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of any shares offered by this prospectus.

On December 24, 2020, we entered into a securities purchase agreement, or the Agreement, with the selling stockholders, whereby we sold shares of our common stock and warrants to purchase additional shares of our common stock. The first closing of the financing occurred on December 29, 2020, at which we raised gross cash proceeds of $5,425,000 through the sale and issuance of 11,500,000 shares of our common stock and warrants to purchase up to an aggregate of 8,625,001 additional shares of our common stock. The second closing of the financing is subject to, and contingent upon, the effectiveness of a registration statement of which this prospectus is a part registering the shares of our common stock sold, or issuable under the warrants, in connection with the financing. At the second closing, we have agreed to sell and issue to the selling stockholders an additional 38,333,334 shares of our common stock and additional warrants to purchase up to an aggregate of 19,166,670 shares of our common stock. All of the shares issued, or issuable, including shares of common stock underlying the warrants, to the selling stockholders are part of this prospectus.

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 19 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is listed on the OTCQB under the symbol “ADOM.” On April 16, 2021, the last reported sale price of our common stock on the OTCQB was $0.37 per share.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021

You should rely only on the information contained in or incorporated by reference into this prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS

We will not receive any proceeds from the sale of any shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

Unless the context otherwise requires, the terms “ADOMANI,” “Company,” “we,” “us,” “our” and “our company” mean ADOMANI, Inc., a Delaware corporation, and where appropriate, its consolidated subsidiaries.

ADOMANI and the ADOMANI logo and our other trademarks, service marks and trade names appearing in this prospectus are the property of ADOMANI, Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

ABOUT ADOMANI

Overview

We are a provider of new purpose-built zero-emission electric vehicles focused on total cost of ownership. The vehicles are manufactured by outside, original equipment manufacturer (“OEM”) partners located in China, Malaysia and the Philippines that can be marketed, sold, warrantied and serviced through our developing distribution and service network. We also are a provider of advanced zero-emission electric drivetrain systems for integration in new buses and medium to heavy-duty commercial fleet vehicles. We also provide re-power conversion kits to replace conventional drivetrain systems for combustion powered vehicles with zero-emission electric drivetrain systems. Our vehicles and drivetrain systems are designed to help fleet operators unlock the benefits of technology that reduces greenhouse gases (“GHG”), nitrous oxide (“NOx”), particulate matter (“PM”) and other pollutants, as well as to address the challenges of local, state and federal regulatory compliance and traditional-fuel price cost instability.

Our vehicles and drivetrain systems can include options for telemetrics for remote monitoring, electric power-export and various levels of grid-connectivity. Our zero-emission products may also grow to include automated charging infrastructure and “intelligent” stationary energy storage that enables fast vehicle charging, emergency back-up facility power, and access to the developing, grid-connected opportunities for the aggregate power available from groups of large battery packs.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of certain reduced reporting burdens in the registration statement of which this prospectus is a part, as well as in documents incorporated by reference into this prospectus and we may elect to take advantage of some or all of the reduced reporting requirements in our future filings. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We have irrevocably elected to “opt out” of the exemption for the delayed adoption of certain accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Company and Other Information

We were incorporated in Florida on August 6, 2012 and reincorporated in Delaware in November 2016. Our principal executive offices and mailing address are located at 1215 Graphite Drive, Corona, California 92881. Our telephone number is (951) 407-9860. Our corporate website address is www.adomanielectric.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus and inclusion of our website address in this report is an inactive textual reference only.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of Capital Stock” section on page 13 of this prospectus.

Shares of common stock offered by selling stockholders	73,237,505

Use of Proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. See “Use of Proceeds” beginning on page 6 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our common stock.

OTCQB Symbol	“ADOM”

RISK FACTORS

Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should consider carefully the risks, uncertainties and assumptions described in this prospectus, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our common stock offered by this prospectus. The selling stockholders will receive all of the proceeds from any sale of the shares of our common stock offered by this prospectus. For information about the selling stockholders, see “Selling Stockholders” on page 8 of this prospectus.

DIVIDEND POLICY

We have never declared or paid any dividends on our capital stock and do not anticipate that we will pay any dividends to holders of our capital stock in the foreseeable future. Instead, we currently plan to retain any all available funds and any future earnings for use in the operation of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our board of directors. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 73,237,505 shares of our common stock held by, or to be issued to, the selling stockholders. The selling stockholders acquired, or will acquire, the shares of common stock pursuant to the Agreement.

The table below sets forth, to our knowledge, information for the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of April 15, 2021 assuming that we complete the second closing of the private placement and issue the shares of common stock and warrants to purchase common stock to the selling stockholders pursuant to the Agreement. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus relates. The fourth column lists the number of shares and percentage of common stock beneficially owned by the selling stockholders upon completion of the offering contemplated hereby, assuming the sale of all shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus relates. Notwithstanding, the selling stockholders may sell or otherwise dispose of some, all or none of their shares.

Pursuant to the rules and regulations of the SEC, beneficial ownership includes any shares of common stock as to which a selling stockholder has sole or shared voting power or investment power and any shares of common stock that the selling stockholder has the right to acquire within 60 days of April 15, 2021. The percent of beneficial ownership for the selling stockholders is based on 255,233,558 shares of our stock outstanding as of April 15, 2021. Except as described below, to our knowledge, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholders questionnaires in connection with the filing of this prospectus. The selling stockholders have contractual rights to require us to file this prospectus.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus relates remains effective, by or for the account of the selling stockholders. See the section entitled “Plan of Distribution” beginning on page 19 of this prospectus.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned Upon Completion of this Offering(1)
Name of selling stockholder			Number	Percentage
Hudson Bay Master Fund Ltd.(2)	16,875,000	16,875,000	0	*
Empery Asset Master Ltd(3)	10,712,100	10,712,100	0	*
Empery Tax Efficient, LP(4)	2,270,742	2,270,742	0	*
Empery Tax Efficient III, LP(5)	3,892,159	3,892,159	0	*
CVI Investments, Inc.(6)	3,374,999	3,374,999	0	*
Sabby Volatility Warrant Master Fund, Ltd.(7)	9,281,250	9,281,250	0	*
Anson Investments Master Fund LP(8)	4,935,938	4,935,938	0	*
Anson Investments Master Fund LP(9)	1,645,313	1,645,313	0	*
L1 Capital Global Opportunities Master Fund(10)	2,531,250	2,531,250	0	*

Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B(11)	3,375,000	3,375,000	0	*
Intracoastal Capital, LLC(12)	1,350,001	1,350,001	0	*
Iroquois Master Fund Ltd.(13)	1,595,147	1,350,001	245,146	*
Iroquois Capital Investment Group, LLC(14)	429,345	337,501	91,844	*
KBB Asset Management, LLC(15)	1,350,001	1,350,001	0	*
Bigger Capital Fund, LP(16)	2,312,000	1,687,500	624,500	*
District 2 Capital Fund LP(17)	1,687,500	1,687,500	0	*
162315 Family Trust(18)	27,363,939	6,581,250	20,782,689	7.1%

*	Less than 1%
(1)

Assumes that a selling stockholder will sell all shares of common stock registered under this prospectus directly held by such selling stockholder. The percentages assumes the issuance of 38,333,334 shares of common stock in the second closing of the private placement under the Agreement.

(2)

Consists of (a) 2,500,000 shares of our common stock and (b) 1,875,000 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 8,333,333 shares of our common stock which will be issuable pursuant to the Agreement and (d) 4,166,667 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The mailing address of Hudson Bay Master Fund Ltd. is Fidelity Investments, Mail Zone KC1N-CM, 100 Crosby Parkway, Covington, Kentucky 41015-4325.

(3)

Consists of (a) 1,586,978 shares of our common stock and (b) 1,190,233 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 5,289,926 shares of our common stock which will be issuable pursuant to the Agreement and (d) 2,644,963 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these securities. The mailing address of EAM is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(4)

Consists of (a) 336,406 shares of our common stock and (b) 252,305 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 1,121,354 shares of our common stock which will be issuable pursuant to the Agreement and (d) 560,677 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these securities. The mailing address of EAM is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(5)

Consists of (a) 576,616 shares of our common stock and (b) 432,462 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 1,922,054 shares of our common stock which will be issuable pursuant to the Agreement and (d) 961,027 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Empery Asset Management LP, the authorized agent of Empery Tax Efficient Ill, LP (“ETE Ill”), has discretionary authority to vote and dispose of the shares held by ETE Ill and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE Ill. ETE Ill, Mr. Hoe and

Mr. Lane each disclaim any beneficial ownership of these securities. The mailing address of EAM is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.
(6)

Consists of (a) 500,000 shares of our common stock and (b) 375,000 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 1,666,666 shares of our common stock which will be issuable pursuant to the Agreement and (d) 833,333 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the securities. CVI is affiliated with one or more FINRA member, none of whom are currently expected to participate in this securities sale. The mailing address of CVI Investments, Inc. is C/O Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(7)

Consists of (a) 2,208,333 shares of our common stock and (b) 1,031,250 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 4,583,333 shares of our common stock which will be issuable pursuant to the Agreement and (d) 2,291,667 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz, manager of Sabby Management, LLC, may be deemed to share voting and dispositive power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The principal business address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The principal business address of Sabby Management, LLC and Hal Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(8)

Consists of (a) 731,250 shares of our common stock and (b) 548,438 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 2,437,500 shares of our common stock which will be issuable pursuant to the Agreement and (d) 1,218,750 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson MF”), hold voting and dispositive power over the Common Shares held by Anson MF. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson MF is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(9)

Consists of (a) 243,750 shares of our common stock and (b) 182,813 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 812,500 shares of our common stock which will be issuable pursuant to the Agreement and (d) 406,250 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson EMF”), hold voting and dispositive power over the Common Shares held by Anson EMF. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(10)

Consists of (a) 375,000 shares of our common stock and (b) 281,250 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 1,250,000 shares of our common stock which will be issuable pursuant to the Agreement and (d) 625,000 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. David Feldman is the investment manager of L1

Capital Global Opportunities Master Fund (“L1”) and may be deemed to have dispositive power over the shares held by L1. The mailing address of L1 is 1688 Meridian Ave, Level 7, Miami Beach, Florida 33139.
(11)

Consists of (a) 500,000 shares of our common stock and (b) 375,000 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 1,666,667 shares of our common stock which will be issuable pursuant to the Agreement and (d) 833,333 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The mailing address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, Connecticut 06880.

(12)

Consists of (a) 200,000 shares of our common stock and (b) 150,000 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 666,667 shares of our common stock which will be issuable pursuant to the Agreement and (d) 333,334 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Mitchell P. Kopin Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital, LLC (“ICC”), have shared voting control and investment discretion over the securities reported herein that are held by ICC. The mailing address of ICC is 245 Palm Trail, Delray Beach, Florida 33483.

(13)

Consists of (a) 445,146 shares of our common stock and (b) 150,000 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 666,667 shares of our common stock which will be issuable pursuant to the Agreement and (d) 333,334 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Iroquois Capital Management LLC is the investment manager of Iroquois Master Fund Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund Ltd. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares held by Iroquois Capital Management, LLC and Iroquois Master Fund Ltd. This selling stockholder’s address is 125 Park Avenue, 25th Floor, New York, New York 10017.

(14)

Consists of (a) 141,844 shares of our common stock and (b) 37,500 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 166,667 shares of our common stock which will be issuable pursuant to the Agreement and (d) 83,334 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act of the shares held by Iroquois Capital Investment Group LLC. This selling stockholder’s address is 125 Park Avenue, 25th Floor, New York, New York 10017.

(15)

Consists of (a) 200,000 shares of our common stock and (b) 150,000 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 666,667 shares of our common stock which will be issuable pursuant to the Agreement and (d) 333,334 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Steve Segal is the managing member of KBB Asset Management, LLC (“KBB”) and has voting and dispositive power over the shares held by KBB. The mailing address of KBB is 47 Calle Del Sur, Palm Coast, Florida 32137.

(16)

Consists of (a) 874,500 shares of our common stock and (b) 187,500 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 833,333 shares of our common stock which will be issuable pursuant to the Agreement and (d) 416,667 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Michael Bigger, Managing Member of general partner of

Bigger Capital Fund, LP (“BCF”), may be deemed to have voting and investment power with respect to the securities held by BCF. The mailing address of BCF is 11434 Glowing Sunset, Las Vegas, Nevada 89135.
(17)

Consists of (a) 250,000 shares of our common stock and (b) 187,500 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 833,333 shares of our common stock which will be issuable pursuant to the Agreement and (d) 416,667 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. Michael Bigger, Managing Member of general partner of District 2 Capital Fund LP (“D2”), may be deemed to have voting and investment power with respect to the securities held by D2. The mailing address of D2 is 114175 West Carver Street, Huntington, New York 11743.

(18)

Consists of (a) 21,757,689 shares of our common stock and (b) 731,250 shares of our common stock underlying warrants exercisable within 60 days of April 15, 2021, (c) 3,250,000 shares of our common stock which will be issuable pursuant to the Agreement and (d) 1,625,000 shares of our common stock underlying warrants which will be issuable pursuant to the Agreement. David Oldridge and Gerald Conrad are trustees of the 162315 Family Trust (the “Trust”), and as a result, shares voting and dispositive power over the shares held by the Trust. The mailing address of the Trust is 1103 Goldstream Ave, Victoria, BC V9B 2Y9.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 355,000,000 shares of capital stock, of which 350,000,000 shares are designated as common stock, $0.00001 par value per share, and of which 5,000,000 shares are designated as preferred stock, $0.00001 par value per share.

As of April 15, 2021, there were 255,233,558 shares of our common stock outstanding and held of record by 236 stockholders. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our preferred stock outstanding at the time, for as long as such stock is outstanding, the holders of our common stock are entitled to receive ratably any dividends as may be declared by our board of directors out of funds legally available for dividends.

As a Delaware corporation, we are subject to certain restrictions on dividends under the Delaware General Corporation Law. Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Voting Rights

Holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election at each annual meeting of stockholders, with the directors in other classes continuing for the remainder of their three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Redemption Rights

There are no redemption or sinking fund provisions applicable to our common stock.

Undesignated Preferred Stock

Subject to limitations prescribed by Delaware law, our board of directors may issue preferred stock in one or more series, establish from time to time the number of shares to be included in each series, and determine for each such series of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law, in each case without further vote of action by our stockholders. Our board of directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

Boustead Securities, LLC

Pursuant to the warrant issued on June 26, 2017, Boustead Securities, LLC may demand registration of the shares of common stock underlying such warrant. Subject to certain exceptions, within 60 days after receipt of such a demand notice, we are obligated to file a registration statement with the Securities and Exchange Commission covering such shares of common stock and use our reasonable best efforts to have such registration statement declared effective promptly thereafter. Such demand right expires four years after the initial exercise date of the warrant. Further, unless all the shares of common stock underlying the warrant are included in an effective registration statement with a current prospectus, Boustead Securities, LLC is entitled, at any time during the five-year period beginning December 22, 2017, to include such shares as part of certain other registration statements we file, subject to exceptions.

December 2020 PIPE Financing

On December 24, 2020, we entered into a securities purchase agreement with certain institutional and accredited investors, whereby we sold shares of our common stock and warrants to purchase additional shares of our common stock.

The first closing of the financing occurred on December 29, 2020, at which we raised gross cash proceeds of $5,425,000 through the sale and issuance of 11,500,000 shares of our common stock and warrants to purchase up to an aggregate of 8,625,001 additional shares of our common stock. The second closing of the financing is subject to, and contingent upon, the effectiveness of a registration statement filed with the Securities and Exchange Commission (the “SEC”) registering the shares of our common stock sold, or issuable under the warrants, in connection with the financing and the closing of our acquisition of Envirotech Drive Systems, Inc., which transaction was completed on March 16, 2021. At the second closing, we have agreed to sell and issue an additional 38,333,334 shares of our common stock and additional warrants to purchase up to an aggregate of 19,166,670 shares of our common stock.

The securities sold in the financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration. However, in connection with the first closing of the financing, we entered into a registration rights agreement with the participating investors, pursuant to which we agreed to register, on behalf of such investors, the shares of common stock issued to such investors in the financing, including the shares of common stock underlying the warrants.

Pursuant to the registration rights agreement, on or before the date that is 20 calendar days following the earlier of (i) the date on which we file the audited financial statements of Envirotech Drive Systems, Inc. in connection with the completion of our acquisition thereof with the SEC on a Current Report on Form 8-K, and (ii) March 31, 2021, we agreed to file an initial registration statement covering the resale of all of the shares of common stock issued or issuable pursuant to the securities purchase agreement and the warrants issued pursuant thereto. We further agreed to file additional registration statements covering the resale of such securities in the event that the SEC informs us that all such registrable securities cannot, as a result of the application of Rule 415 promulgated by the SEC pursuant to the Securities Act, be registered for resale as a secondary offering on a single registration statement or in certain other circumstances described in the registration rights agreement.

The registration rights agreement provides that we must pay all registration expenses in connection with effecting any registration. The registration rights agreement contains customary indemnification and contribution provisions by us for the benefit of the stockholders party thereto and their affiliates and, in limited situations, by the stockholders party thereto for the benefit of us and any underwriters with respect to written information furnished to us by such stockholders and stated by such stockholders to be specifically included in any registration statement, prospectus or related document.

The registration rights remain in effect with respect to the securities covered by the securities purchase agreement and the related warrants until the earlier of (i) all such shares have been sold pursuant to an effective registration statement under the Securities Act, or (ii) such time as all such shares are eligible for resale under Rule 144 promulgated by the SEC under the Securities Act (“Rule 144”) without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

Anti-Takeover Matters

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our amended and restated bylaws provide that directors may be removed only for cause by the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

Classified Board of Directors

Our amended and restated certificate of incorporation provides for a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

No Cumulative Voting

The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that there will be no cumulative voting.

No Written Consent of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Meetings of Stockholders

Our amended and restated bylaws provide that a majority of the members of our board of directors then in office, the Chairman of the Board, the Chief Executive Officer or the President may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated bylaws will limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our amended and restated bylaws include advance notice procedures for stockholders seeking to bring business before an annual or special meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the amended and restated bylaws.

Amendment to Certificate of Incorporation and Bylaws

The amendment of the provisions in our amended and restated certificate of incorporation require approval by holders of at least 66 2⁄3% of our outstanding capital stock entitled to vote generally in the election of directors, in addition to any rights of the holders of our outstanding capital stock to vote on such amendment under the Delaware General Corporation Law. The amendment of the provisions in our amended and restated bylaws require approval by either a majority of our board of directors or holders of at least 66 2⁄3% of our outstanding capital stock entitled to vote generally in the election of directors, in addition to any rights of the holders of our outstanding capital stock to vote on such amendment under the Delaware General Corporation Law.

Blank Check Preferred Stock

Our amended and restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control of us.

Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an

“interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person or entity who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Any provision of our amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

Exclusive Forum

Our amended and restated bylaws provide that: (i) the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations of Director Liability and Indemnification of Directors and Officers

As permitted by the Delaware General Corporation Law, provisions in our amended and restated certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of our directors. Consequently, directors will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, our amended and restated bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions, including an exception for indemnification in connection with a proceeding (or counterclaim) initiated by such persons; and

•

we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, certain officers and employees, in connection with legal proceedings, subject to limited exceptions.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which a right to indemnification is available.

We also intend to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Exchange Listing

Our common stock trades on the OTCQB market under the symbol “ADOM”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation. The transfer agent’s address is One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603, and its telephone number is (919) 481-4000.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by K&L Gates LLP, Irvine, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website, or at the offices of the SEC, where they may be examined without charge at the Public Reference Room, at the address listed below.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.adomanielectric.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 17, 2021, March 22, 2021 and March 26, 2021; and

•

the description of our common stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents by sending a written request to ADOMANI, Inc., Attention: Corporate Secretary, 1215 Graphite Drive, Corona, California 92881 or by calling us at (951) 407-9860. You may also access the documents incorporated by reference in this prospectus through our website at www.adomanielectric.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

73,237,505

Shares of Common Stock

PROSPECTUS

        , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are estimates (except in the case of the SEC registration fee and FINRA filing fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC Registration Fee	$3,021
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$10,000
Miscellaneous Expenses	0
Total Expenses:	$23,021

Item 15. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. We have entered into indemnification agreements with each of our directors which may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We also expect to maintain standard insurance policies that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments we may make to such officers and directors.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our bylaws provide that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement and are incorporated herein by reference.

			Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Filing Date	Exhibit	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of the Company.	1-A POS	024-10656	6/15/2017	2.7

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company.	8-K	001-38078	6/11/2018	3.1

3.3	Amended and Restated Bylaws of the Company.	1-A POS	024-10656	6/15/2017	2.8

4.1	Specimen Common Stock Certificate.	S-1/A	333-220983	12/15/2017	4.1

5.1	Opinion of K&L Gates LLP, counsel to the Company					X

23.1	Consent of MaloneBailey, LLP, independent registered public accounting firm					X

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)					X

24.1	Powers of Attorney (included on the signature pages to this Registration Statement)					X

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California on April 19, 2021.

ADOMANI, INC.

By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Phillip W. Oldridge and Michael K. Menerey and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Phillip W. Oldridge Phillip W. Oldridge	Chief Executive Officer and Director (Principal Executive Officer)	April 19, 2021

/s/ Michael K. Menerey Michael K. Menerey	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 19, 2021

/s/ Melissa Barcellos Melissa Barcellos	Director	April 19, 2021

/s/ Michael Di Pietro Michael Di Pietro	Director	April 19, 2021

/s/ Pam Compton Pam Compton	Director	April 19, 2021

/s/ Theodore Thordarson Theodore Thordarson	Director	April 19, 2021

/s/ Terri White Elk Terri White Elk	Director	April 19, 2021